Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q of North State Bancorp (the "Company") for the quarter ended June 30, 2011 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

NORTH STATE BANCORP

Date: August 15, 2011                                                           By: /s/ Kirk A. Whorf
         Kirk A. Whorf
         Executive Vice President and Chief Financial Officer